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                    [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

                                                                    Exhibit 16.1

October 20, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the paragraph comprising Change in Independent Auditors included in
the Form S-1 (Registration No.      ) dated October 20, 1999, of Maxygen Inc.
and are in agreement with the third through fifth sentences of the paragraph.
We have no basis to agree or disagree with any other statements contained in that paragraph.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP